Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

IHS News Media Contact:	Investor Relations Contact:
Ed Mattix	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2467	+1 303 397 2969
ed.mattix@ihs.com	andy.schulz@ihs.com

IHS Completes Acquisition of R.L. Polk & Co.

•	Move Creates Leader for Automotive Information and Analysis

•	Conference call and webcast to discuss acquisition details set for August 13, 2013

ENGLEWOOD, Colo. (July 16, 2013, 6:00 am EDT) - IHS Inc. (NYSE:IHS), the leading global source of critical information and analytics, has completed its acquisition of R.L. Polk & Co, a recognized leader in the automotive information industry. Previously, IHS had announced its intent to acquire R.L. Polk & Co. on June 9, 2013; closing occurred on July 15.

A conference call and webcast to discuss details of the acquisition will be conducted on Tuesday, August 13, 2013 before the NYSE opens, during which updated guidance will be provided based on the integration of this strategic transaction. More information about that call, including time of day and call-in information, will be issued in early August and will be posted to the IHS website at http://investor.ihs.com.

R.L. Polk & Co. consists of two divisions - Polk and CARFAX - that provide actionable market intelligence, powerful tools and analytics and extensive vehicle history information. The combination of R.L. Polk & Co. with IHS Automotive creates a comprehensive capability that will significantly enhance customers' insights and decision processes across the full vehicle lifecycle with analytics from product planning through manufacturing, sales and into automotive aftermarkets.

“Now that R.L. Polk & Co. is part of IHS Automotive, their comprehensive information on vehicle registrations, ownership and repair allow us to offer auto makers, automotive parts and technology suppliers and dealers an unparalleled suite of products and services that span from portfolio planning to the end of a vehicle's life,” said Scott Key, IHS president and CEO. “No one has connected automotive information so comprehensively in markets around the world, or created the analytics solutions and tools that we are currently developing to support the strategic decisions of our customers.
“With this acquisition, IHS truly becomes the scaled, global player in the capital-intensive automotive information industry, which also relies heavily on electronics, chemicals, plastics and energy,” Key continued. “The addition of Polk and CARFAX furthers our vision to become the source of information, insight, expertise and knowledge across all of our target industry sectors and to provide converged solutions that create exceptional value for customers.”
Key added that IHS intends to expand Polk and CARFAX globally, building on IHS infrastructure and presence in EMEA, APAC and high-growth markets in Brazil, India, Russia and the Middle East and the combined information and expertise of these great assets.
“The combination of IHS and R.L. Polk & Co. clearly strengthens both companies and creates more growth and greater opportunities to increase value for our customers,” said Stephen Polk, chief executive officer of R.L. Polk & Co. “We look forward to enhancing key information and insight on which our customers have come to rely to make critical decisions.”
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About IHS (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today's business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs nearly 8,000 people in 31 countries around the world.

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